Exhibit 99.1

Bristol-Myers Squibb Announces Departure of Chief Commercial Officer

(NEW YORK, July 23, 2018) – Bristol-Myers Squibb Company (NYSE:BMY) today announced that Murdo Gordon, executive vice president and chief commercial officer, is leaving the company, effective August 3, 2018, to pursue another opportunity.

“On behalf of the company, I want to thank Murdo for his leadership and the important contributions he’s made in his many years with Bristol-Myers Squibb,” said Giovanni Caforio, chairman and chief executive officer, Bristol-Myers Squibb. “Murdo helped build a highly performing commercial organization and developed a strong bench of talent, contributing to our competitive position in the market and our success in delivering innovative medicines to patients.”

The announcement of a new chief commercial officer will be the subject of a separate communication at a later date.

About Bristol-Myers Squibb
Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol-Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube and Facebook.

Contacts
Media:
Laura Hortas, 609-252-4587, laura.hortas@bms.com

Investors:
Tim Power, 609-252-7509, timothy.power@bms.com